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                                 EXHIBIT 10.23

                                OPTION AGREEMENT
          Valero Energy Corporation 2001 Executive Stock Incentive Plan

This Option Agreement ("Agreement") is entered into effective JULY 18, 2001 between Valero Energy Corporation, a Delaware corporation ("Valero"), and Employee pursuant to the terms of the Valero Energy Corporation 2001 Executive Stock Incentive Plan (as may be amended, the "Plan"). As used herein, Employee means WILLIAM E. Greehey. Capitalized terms used in this Agreement but not otherwise defined in this Agreement have the meanings set forth in the Plan.

1. GRANT OF OPTION. Valero grants to Employee the option ("Option") to purchase up to 250,000 shares of Common Stock of Valero, $.01 par value per share ("Shares"), in accordance with the terms of this Agreement and the Plan. The Shares, when issued to Employee upon the exercise of the Option, will be fully paid and non-assessable.

2. PURCHASE PRICE. The purchase price of the Shares will be $33.745 per Share.

3. EXERCISE OF OPTION. The period during which the Option is in effect ("Option Period") will commence July 18, 2001. The Option Period will terminate on July 18, 2011. No portion of the Option may be exercised prior to July 18, 2002. Subject to the provisions of the Plan relating to suspension or termination from the Plan, the Option will be available for exercise in the following increments:
83,334 shares on July 18, 2002; 83,333 shares on July 18, 2003; and 83,333 shares on July 18, 2004.

If the Employee desires to exercise the Option, Employee must deliver written notice to Stock Plan Administration of Valero substantially in the form of the attached Form A ("Exercise Notice"). The Option must be exercised in accordance with one of the methods for exercise set forth in the attached form of Exercise Notice. The date on which the Exercise Notice is received by Valero will be the "Exercise Date." The completed Exercise Notice must include the number of Shares with respect to which the Option is being exercised. Payment for the Shares will be made at Valero's San Antonio offices.

If any law or regulation requires Valero to take any action with respect to the Shares specified in the Exercise Notice, then the date of delivery of the Shares against payment will be extended for the period necessary to take such action. In the event of any failure by Employee to pay for the number of Shares specified in the Exercise Notice on the Settlement Date, as the same may be extended as provided above, the exercise of the Option with respect to such number of Shares will be treated as if it had never been made.

4. PLAN INCORPORATED BY REFERENCE. The Plan is incorporated herein, and by this reference, is made a part hereof for all purposes. The Plan contains detailed provisions relating to, among other things, forfeiture of this Option under certain circumstances including termination of employment, termination from the Plan during certain leaves of absence, adjustment of Shares in the event of certain changes in capitalization, and other matters of importance to Employee. Employee warrants and agrees that he or she has received and read a copy of the Plan or a Plan Summary relating thereto, and that all rights granted hereunder are subject to the more detailed provisions of the Plan.

5. LIMITATION OF RIGHTS OF EMPLOYEE. Employee will have no rights with respect to any Shares not expressly conferred by the Plan or this Agreement.

6. NO ASSIGNMENT. This Agreement and the Option granted hereunder are of a personal nature and Employee's rights with respect hereto and thereto may not be sold, mortgaged, pledged, assigned,



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transferred, conveyed or disposed of in any manner by Employee, and may not be exercised by any person, other than Employee, except as expressly permitted under the Plan. Any such attempted sale, mortgage, pledge, assignment, transfer, conveyance, disposition or exercise will be void, and Valero will not be bound thereby.

7. SUCCESSORS. This Agreement is binding upon any successors of Valero and the heirs, successors and legal representatives of Employee.



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Notice of Grant of Stock Option
and Option Agreement Valero Energy Corporation
ID: 74-1828067
P. O. Box 500
San Antonio, TX 78292-0500



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Effective July 18, 2001, you have been granted a Non-Qualified Stock Option to buy 250,000 shares of the common stock of Valero Energy Corporation (the "Company") at $33.745 per share.

By your signature and the Company's signature below, you and the Company agree that the Option referenced above is granted under and governed by the terms and conditions of the Company's 2001 Executive Stock Incentive Plan (as may be amended) and the Option Agreement attached hereto, all of which are made a part of this agreement.

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VALERO ENERGY CORPORATION

By: /s/ Robert R. Taylor
    ----------------------
Robert R. Taylor
Director - Human Resources
July 24, 2001


By: /s/ William E. Greehey
    ----------------------
William E. Greehey
Employee
August 11, 2001